Exhibit 99.1

Angel Reports Fourth Quarter and Full Year 2025 Financial Results

~ Fourth Quarter Record Revenue of $109.9 Million, Growth of 254.3% YoY ~

~ Revenue for the Twelve-Month Period, Increased 233.2% YoY ~

~ The Company’s Recurring Revenue Stream, The Angel Guild, Represents 65.2% of Total Revenue, having grown 488.3% YoY ~

~ DAVID Became the Highest-Grossing Faith-Based Animated Theatrical Opening of All Time ~

~ Anticipates a Significantly Narrowed Adjusted EBITDA Loss of Less than $25 Million for the Full Year 2026 ~

PROVO, Utah - Angel (NYSE: ANGX) (the "Company"), a media and technology company guided by 2.2 million grassroots Angel Guild members championing values-driven stories, today reported financial results for the fourth quarter and full year ended December 31, 2025.

Key Highlights

●	2025 fourth quarter revenue increased 254.3% year-over-year to $109.9 million, compared to $31.0 million in the fourth quarter of 2024.
●	The Company’s recurring revenue stream, referred to as the Angel Guild, represents 62.9% of total revenues for the fourth quarter, representing year-over-year Guild revenue growth of 379.9%.
●	For the 2025 full year, revenue increased 233.2% to $321.6 million, compared to $96.5 million for the full year ended December 31, 2024.
o	The Angel Guild represented 65.2% of total revenues for the full year 2025, growth of 488.3% year over year.
●	Guild Membership reached 2.0 million in the fourth quarter of 2025, compared to approximately 1.6 million in the third quarter of 2025 and approximately 550,000 million at the end of the fourth quarter of 2024. Quarter to date, Guild Membership stands at 2.2 million.
●	Trailing twelve month Average Revenue Per Member “ARPM” was $13.67 for the quarter ended December 31, 2025, versus $13.70 in Q3. This is reflective of innovative member acquisition strategies put in place for Q4.
●	Total shares issued and outstanding were 169,095,572 as of December 31, 2025.
●	The Company plans to double its streaming library, adding 200 films and more than 500 television episodes and specials to the Angel platform.

Theatrical Milestones and Upcoming Slate

●	DAVID became the highest-grossing faith-based animated theatrical opening of all time.
●	DAVID had the best three-day theatrical opening in the company’s history, surpassing Sound of Freedom.
●	The Company had two of the top ten highest-grossing animated domestic theatrical releases in 2025 (DAVID and The King of Kings).
●	Animal Farm, directed by Andy Serkis and featuring the voices of Seth Rogen, Woody Harrelson, Glenn Close, Gaten Matarazzo, Kathleen Turner, and Kieran Culkin, will be released in theaters on May 1, 2026.
●	Young Washington, starring Sir Ben Kingsley, Kelsey Grammer, Mary-Louise Parker, and William Franklyn-Miller, opens on July 3, 2026, tied to America’s 250th anniversary.
●	Zero A.D., directed by Alejandro Monteverde and starring Deva Cassel, Sam Worthington, and Ben Mendelsohn, with Gael García Bernal and Jim Caviezel, will release in the fourth quarter.

Message from our CEO

“We listed on NYSE, achieved the highest average domestic box office per title among all independent distributors, and received by far the highest audience satisfaction scores in the industry – again,” said Angel co-founder and CEO Neal Harmon. “It is all due to the wisdom, passion, and guidance of our Angel Guild, which more than tripled in size this year to more than two million strong, generating $360 million in annual recurring revenue. The Guild proves every day that there is a growing global audience for values-driven films and television.”

Fourth Quarter 2025 Financial Results

Total revenue was $109.9 million in the fourth quarter of 2025 and $321.6 million for the twelve months ended December 31, 2025, compared to $31.0 million and $96.5 million in the prior year periods, respectively. The quarterly increase in revenues was due to an increase in Angel Guild revenue of $54.7 million and theatrical release revenue, which increased by $19.6 million as a result of the success of the DAVID theatrical rollout.

Gross Margin for the quarter was 60% compared to 58% a year ago in Q4.

Selling and marketing for the fourth quarter of 2025 was $120.6 million, compared to $38.0 million for the 2024 comparable quarter. The increase was largely due to faster than expected Guild member growth and the marketing investment to support the DAVID release.

Net loss was $78.6 million, or ($0.47) per share, in the fourth quarter of 2025, compared to a net loss of $37.2 million, or ($0.26) per share, in the fourth quarter of 2024.

Liquidity

As of December 31, 2025, Angel has cash and cash equivalents of $44.1 million, this compares to $7.2 million as of December 31, 2024.

Outlook

The Company anticipates a significantly narrowed Adjusted EBITDA loss of less than $25 million for the full year 2026.

By the end of 2026, we expect to add 730 titles (including films, episodes, and comedy specials), making Angel one of the fastest-growing libraries of values-driven films and television series anywhere in the world.

Webinar

The Company will host a webinar on Friday, March 13, 2026, at 11:00 a.m. Eastern Time to discuss the results and answer questions from the sell side community. The webinar can be accessed using the dial-in numbers or registration link below.

Date:	Friday, March 13, 2026
Time:	11:00 a.m. Eastern time
Dial-in:	1-877-407-0779
International Dial-in:	1-201-389-0914
Webcast:	Please register here

A replay will be available within 24 hours after the webinar and can be accessed here or on the Company’s investor relations website at https://angx.com/.

About Angel

Angel (NYSE: ANGX) is a media and technology company guided by 2.2 million grassroots Angel Guild paying members championing values-driven stories. Clearly expressing the kind of programming they crave, members of the Angel Guild act as virtual co-producers, greenlighting what films and television series get produced and distributed in theaters and on the Angel app. Propelled by this audience-first momentum, Angel has released more than 40 films and 20 television series that amplify light, including the animated musical epic DAVID and Sound of Freedom, which earned more than 250 million dollars at the worldwide box office. The company also has more than six billion views of its Dry Bar

Comedy streaming franchise, which has attracted some of the world's best-known comedians. For more information, visit www.angel.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are often identified by words such as "anticipates," "expects," "intends," "plans," "believes," "estimates," "may," "will," "should," "would," "could," or similar expressions. Statements regarding the Company’s financial performance, the anticipated Adjusted EBITDA loss for the full year 2026, and other expectations regarding future performance are forward-looking statements based on management's current expectations and assumptions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied.

"Adjusted EBITDA" is a non-GAAP financial measure defined by the Company as earnings before Interest, taxes, depreciation, amortization, stock compensation expense, and the gain/loss on digital assets, as well as exceptional items. Management uses Adjusted EBITDA as a supplemental measure of operating performance to evaluate the performance of the Company’s core business operations, to facilitate comparisons of operating results across reporting periods, and to assist in planning and forecasting future periods. Adjusted EBITDA is presented as a supplemental measure of the Company’s operating performance and should not be considered in isolation or as a substitute for net loss or any other measure of financial performance calculated in accordance with GAAP. The company intends to report Adjusted EBITDA on an ongoing basis beginning with its next quarterly earnings release.

“Annual recurring revenue” (ARR) is a non-GAAP financial metric calculated by multiplying the total number of Guild Members by the Company’s trailing twelve-month Average Revenue Per Member (“ARPM”) of $13.67 and annualizing that amount. ARR represents a forward-looking estimate of recurring membership revenue based on current membership levels and historical ARPM and should not be considered a substitute for revenue calculated in accordance with GAAP.

Actual results may differ materially from those anticipated due to a number of risks and uncertainties, including but not limited to: the Company's ability to grow and retain its Angel Guild membership base; the performance of the Company's theatrical and streaming content releases, including audience reception and box office results; competitive pressures from other streaming platforms, studios, and entertainment alternatives; adverse macroeconomic conditions, including inflation, changes in consumer spending, or capital market disruptions that could affect the Company's access to financing or its operating costs; and other risks described from time to time in the Company's filings with the Securities and Exchange Commission, including the risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-

K and in any subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

ANGEL STUDIOS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	As of
	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$44,083,233	$7,211,826
Accounts receivable, net	51,122,866	16,234,301
Current portion of licensing receivables, net	9,695,562	8,785,636
Physical inventory	1,264,101	1,711,638
Current portion of notes receivable	1,368,581	747,282
Loan guarantee receivable	—	9,112,500
Royalty advance	13,827,626	2,342,862
Prepaid expenses and other	13,515,986	6,803,155
Total current assets	134,877,955	52,949,200

Licensing receivables, net	2,579,252	12,074,629
Notes receivable, net of current portion	3,940,918	4,235,344
Property and equipment, net	709,845	778,927
Content, net	6,272,925	1,710,866
Intangible assets, net	3,850,035	1,917,155
Capitalized software, net	13,308,247	12,856,305
Digital assets	26,527,560	12,457,387
Investments in affiliates	46,014,881	9,066,137
Operating lease right-of-use assets	3,240,021	2,744,693
Other long-term assets	89,924	589,924
Total assets	$241,411,563	$111,380,567

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$39,960,272	$7,929,482
Accrued expenses	24,487,884	13,074,655
Current portion of accrued licensing royalties	31,257,950	15,362,400
Current portion of notes payable	55,473,665	11,455,940
Current portion of operating lease liabilities	1,284,747	673,295
Deferred revenue	66,534,622	22,171,808
Loan guarantee payable	—	9,112,500
Current portion of accrued settlement costs	—	280,238
Total current liabilities	218,999,140	80,060,318

Accrued settlement costs, net of current portion	—	4,091,733
Accrued licensing royalties, long-term	4,441,758	8,367,099
Notes payable, net of current portion	41,692,404	—
Operating lease liabilities, net of current portion	2,058,585	2,153,463
Total liabilities	$267,191,887	$94,672,613

Commitments and contingencies (Note 13)

Stockholders’ equity:
Common stock, $0.0001 par value, 700,000,000 shares authorized; 169,095,572 and 144,396,852 shares issued and outstanding as of December 31, 2025, and December 31, 2024, respectively	$16,909	$14,440
Additional paid-in capital	210,079,998	95,485,005
Noncontrolling interests	5,653,837	8,222,953
Accumulated deficit	(241,531,068)	(87,014,444)
Total stockholders’ equity	(25,780,324)	16,707,954
Total liabilities and stockholders’ equity	$241,411,563	$111,380,567

ANGEL STUDIOS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months as of December 31,		Twelve Months as of December 31,
	2025 2024		2025 2024
Revenue:
Licensed content and other revenue	$109,770,048	$29,698,870	$319,760,470	$88,691,769
Pay it Forward revenue	163,720	1,331,771	1,797,836	7,824,670
Total revenue	109,933,768	31,030,641	321,558,306	96,516,439

Operating expenses:
Cost of revenues	43,758,483	13,020,584	124,859,025	44,359,743
Selling and marketing	120,599,366	38,023,165	297,318,582	92,916,888
General and administrative	10,534,116	6,311,140	37,865,112	22,283,772
Research and development	4,196,768	1,640,758	15,527,749	12,842,710
Legal expense	1,720,811	795,198	10,096,316	10,832,877
Total operating expenses	180,809,544	59,790,845	485,666,784	183,235,990
Operating loss	(70,875,776)	(28,760,204)	(164,108,478)	(86,719,551)

Other income (expense):
Net gain (loss) on digital assets	(8,017,928)	89,057	(1,792,728)	1,683,946
Interest expense	(3,549,577)	(396,767)	(11,834,846)	(2,366,014)
Interest income	1,401,768	909,681	5,445,207	3,490,743
Other income (expense)	2,424,524	(1,000,000)	1,799,524	(1,000,000)
Total other income (expense), net	(7,741,213)	(398,029)	(6,382,843)	1,808,675
Loss before income tax benefit	(78,616,989)	(29,158,233)	(170,491,321)	(84,910,876)
Income tax benefit	-	8,017,769	-	3,534,602
Net loss	$(78,616,989)	$(37,176,002)	$(170,491,321)	$(88,445,478)

Net gain (loss) attributable to noncontrolling interests	8,260	(84,698)	(12,679)	(172,101)
Net loss attributable to controlling interests	$(78,625,249)	$(37,091,304)	$(170,478,642)	$(88,273,377)

Net loss per common share - basic	$(0.466)	$(0.257)	$(1.098)	$(0.640)
Net loss per common share - diluted	$(0.466)	$(0.257)	$(1.098)	$(0.640)

Weighted average common shares outstanding - basic	168,730,423	144,077,725	155,250,925	137,994,383
Weighted average common shares outstanding - diluted	168,730,423	144,077,725	155,250,925	137,994,383

ANGEL STUDIOS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(170,491,321)	$(88,445,478)
Adjustments to reconcile net income (loss) to net cash and cash equivalents provided by (used in) operating activities:
Depreciation and amortization	14,419,077	7,898,355
Amortization of operating lease assets	925,838	678,806
Stock-based compensation expense	9,666,985	3,641,940
Net loss (gain) on digital assets	1,792,728	(1,683,946)
Miscellaneous (gain)/loss	(1,799,524)	1,000,000
Investments in affiliates gain	(271,703)	(67,608)
Non-cash interest expense	1,659,821	—
Paid-in-kind interest	6,349,790	—
Bad debt expense	233,774	204,151
Change in deferred income taxes	—	4,000,319
Change in operating assets and liabilities:
Accounts receivable	(35,122,339)	7,702,451
Physical inventory	447,537	1,132,043
Royalty advance	(1,309,274)	—
Prepaid expenses and other current assets	(6,712,831)	(4,829,440)
Certificate of deposit	—	—
Licensing receivables	8,585,451	(1,729,500)
Other long-term assets	—	(515,000)
Accounts payable and accrued expenses	32,865,595	13,455,520
Accrued licensing royalties	11,970,209	(11,353,995)
Operating lease liabilities	(904,592)	(636,288)
Deferred revenue	44,362,814	18,251,160
Net cash and cash equivalents provided by (used in) operating activities	(83,331,965)	(51,296,510)

Cash flows from investing activities:
Purchases of property and equipment	(509,424)	(303,793)
Issuance of notes receivable	(986,386)	(1,865,603)
Collections of notes receivable	659,513	2,092,564
Purchase of digital assets	—	(624,644)
Sale of digital assets	99,117	2,287,978
Purchase of intangible assets	(3,006,012)	—
Additions to internal-use software	(8,693,434)	(8,415,649)
Purchase of content	(6,346,681)	(519,143)
Investments in affiliates	(36,967,815)	(5,495,376)
Return on investments in affiliates	165,774	—
Net cash and cash equivalents used in investing activities	(55,585,348)	(12,843,666)

Cash flows from financing activities:
Repayment of notes payable	(67,053,622)	(18,438,039)
Repayment of loan guarantee	(10,175,490)	—
Receipt of notes payable	157,340,048	23,750,000
Repayment of accrued settlement costs	(4,371,972)	(188,042)
Exercise of stock options	636,449	619,237
Issuance of common stock	104,148,424	32,818,130
Investments in minority owned entities	—	8,800,000
Contribution of equity in noncontrolling interests	13,730,922	—
Redemption of equity in noncontrolling interests	(15,753,060)	—
Repurchase of common stock	(437,791)	(706,645)
Equity issuance costs	(705,441)	—
Equity issuance costs related to minority interests	(534,299)	(502,000)
Debt financing fees	(1,035,448)	—
Net cash and cash equivalents provided by financing activities	175,788,720	46,152,641

Effect of changes in foreign currency exchange rates on cash and cash equivalents	—	(2,064)

Net increase (decrease) in cash and cash equivalents	36,871,407	(17,989,599)
Cash and cash equivalents at beginning of period	7,211,826	25,201,425

Cash and cash equivalents at end of period	$44,083,233	$7,211,826

Supplemental disclosure of cash flow information:
Cash paid for interest	$7,814,377	$2,371,370

Supplemental schedule of noncash financing activities:
Adoption of ASU No. 2023-08	$15,962,018	$—
Conversion of debt	7,092,139	—

Issuance of warrants	2,533,091	—
Debt conversion feature	1,925,229	—
Investment capital receivable	—	4,925,053
Investment of bitcoin for issuance of common stock	—	9,474,985
Operating lease right-of-use assets and liabilities	(1,421,166)	2,137,262

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Contacts:

David Shane

Corporate Communications

Press@angel.com

Luk Janssens

Investor Relations

InvestorRelations@angel.com